EXHIBIT 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

Vincent M. Marra, President, and Donna M. Handel, Treasurer of SunAmerica Focused Series, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.                                       The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: June 18, 2007

/s/	Vincent M. Marra
Vincent M. Marra
President

/s/	Donna M. Handel
Donna M. Handel
Treasurer